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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77516, 33-77518, 333-2702, 333-106067, and 333-125712)
pertaining to the LaCrosse Footwear, Inc. Employees' Retirement Savings Plan, the LaCrosse Footwear, Inc. Union Employees' Retirement Savings Plan, the LaCrosse Footwear, Inc. 1993 Employee Stock Incentive Plan, the LaCrosse Footwear, Inc. 1997 Stock Incentive Plan, the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan and the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan of our reports dated January 20, 2006, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report on Form 10-K of LaCrosse Footwear, Inc. for the year ended December 31, 2005.

                                        /s/ McGladrey & Pullen, LLP



Minneapolis, Minnesota
March 9, 2006